SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                  __________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)   December 29, 1995

                                HANDY & HARMAN
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                New York                1-5365              13- 5129420
      (STATE OR OTHER JURISDICTION   (COMMISSION           (IRS EMPLOYER
            OF INCORPORATION)        FILE NUMBER)          IDENTIFICATION NO.)

                   250 Park Avenue, New York, NY      10177
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

          Registrant's telephone number, including area code  (212) 661-2400

                                     N/A
           FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

               On December 29, 1995, Handy & Harman (the
          "Registrant") announced that its wholly-owned subsidiary, Handy & Harman Automotive Group, Inc.("HHAG"), in accordance with the terms of an Asset Purchase Agreement, dated as of December 7, 1995, by and among Echlin Inc. ("Echlin"), HHAG and the Registrant (the "Agreement"), had completed the sale of substantially all of the assets of the automotive division of HHAG to Preferred Technical Group, Inc., a subsidiary of Echlin, on December 29, 1995 for $65,000,000 in cash plus the assumption of certain liabilities, subject to certain post-closing adjustments pursuant to the Agreement.

               A copy of the press release pertaining to the foregoing announcement is attached hereto as Exhibit 99 and is incorporated herein by reference.

          ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.

               (C)  EXHIBITS.

               99 Press Release issued by the Registrant on December 29, 1995.


                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          January 10, 1996

                                   HANDY & HARMAN

                                   By:  /s/  STEPHEN B. MUDD
                                   Name:   Stephen B. Mudd
                                   Title:  Vice President


                                EXHIBIT INDEX

          Exhibit                Description

          99 Text of Press Release issued by the Registrant on December 29, 1995.


EXHIBIT 99

FROM:                              ON BEHALF OF:

Robert W. Bloch International      Handy & Harman
30 East 60th Street                Contact:
New York, NY 10022                 Stephen B. Mudd
(212) 755-8047                     Vice President and Treasurer
                                   (914) 925-4444

FOR IMMEDIATE RELEASE:

                 HANDY & HARMAN ANNOUNCES COMPLETION OF THE
                     SALE OF ITS AUTOMOTIVE SUBSIDIARY

     New York, NY - December 29, 1995 --- Handy & Harman today announced the completion of the sale, for $65 million in cash, of the net assets of its Automotive segment headquartered in Auburn Hills, Michigan. As previously announced, the transaction will generate a fourth quarter pre-tax gain in excess of $20 million.

     Commenting on the transaction, Richard N. Daniel, Chairman and Chief Executive Officer, said, "The sale will provide Handy & Harman with additional capital and debt capacity. This is one more step in our strategy of moving to higher value-added, technology-based businesses."

     Mr. Daniel further stated, "As a result of the financial flexibility provided by our precious metals inventories and the improvement of our balance sheet, we can execute the recently announced stock buy back plan while, at the same time, continue to refocus the Company's mission through growth and expansion opportunities."

     Handy & Harman is a diversified manufacturer providing engineered products, system components and precious metal fabrication and refining for industry worldwide. Founded in 1867, Handy & Harman is headquartered in New York. The shares of Handy & Harman are traded on the New York Stock Exchange with the ticker symbol: HNH

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